1048136 ALBERTA LTD.
c/o 1800, 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

June 1, 2005

Cascade Energy, Inc.
3405 Folsom Blvd.
Suite 820
Folsom, CA 95630

Attention: Mr. Sam Johal, President

Dear Sir:

Re:	Farmout Proposal – Empress Prospect, Province of Alberta

     This Agreement outlines the terms upon which 1048136 Alberta Ltd. (“1048136”) will assign and grant to Cascade Energy, Inc. a farmin opportunity on certain lands known as the “Empress Prospect”, located in the Province of Alberta.

     Pursuant to an agreement (the “Acadia Farmout and Option Agreement") dated the 21st day of January, 2005, between Hanna Oil & Gas Company-Canada Inc., Firefly Resources Ltd. and Moraine Resources Ltd. (collectively referred to herein as the “Original Farmor”) and Vega Resources Ltd. (“Vega”), Vega can earn an interest in certain title documents and the lands associated therewith (all as more particularly described in Schedule “A” of the Acadia Farmout and Option Agreement) by performing the obligations contained in the Acadia Farmout and Option Agreement.

     Pursuant to a subsequent agreement (the “Vega Participation Agreement") dated the 28th day of January, 2005, between Vega and 1048136 Alberta Ltd. (“1048136”), 1048136 can earn 100% of the interests that Vega can otherwise earn under the Acadia Farmout and Option Agreement (subject to the royalty reserved unto Vega by the Vega Participation Agreement) by performing the obligations contained in the Vega Participation Agreement. A true copy of the Vega Participation Agreement (which has a true copy of the Acadia Farmout and Option Agreement attached thereto as a schedule) is attached hereto as Appendix “A”.

     Subject to compliance with the terms and conditions hereof, 1048136 will grant to Cascade Energy, Inc (“Cascade”) the right to a earn 49% of the interests that 1048136 can otherwise earn under the Vega Participation Agreement in those lands referred to and defined in the Acadia Farmout and Option Agreement as the “Option Lands”.

1. Interpretation

(a)	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

(b)
The terms and expressions used herein shall have the same meanings as are ascribed to such terms and expressions in the Vega Participation Agreement and the Acadia Farmout and Option Agreement, as the case may be.

(c)	Wherever the plural or masculine or neuter is used the same shall be construed as meaning singular or feminine or body politic or corporate, or vice versa as the context so requires.

2. Appointment of Operator

     1048136 is appointed Operator, as between 1048136 and Cascade, with respect to all operations conducted hereunder.

3. Acadia Farmout and Option Agreement/Vega Participation Agreement

     Except as modified by the terms of this Agreement, the terms and conditions of the Acadia Farmout and Option Agreement and Vega Participation Agreement, as applicable, shall control the operation of the parties and shall be deemed to be incorporated herein by reference.

4. Trust Conditions and Term

     1048136 agrees that, to the extent that the assignment to Cascade of a portion of 1048136’s rights and obligations respecting the Option Lands under the Vega Participation Agreement is not formally recognized and recorded by Vega or the Original Farmor, as the case may be, 1048136 shall hold Cascade’s interests in the Vega Participation Agreement, Acadia Farmout and Option Agreement, and Option Lands, as the case may be, in trust for Cascade and shall ensure that all performance by Cascade under the terms of this Agreement, as assignee of the obligations of 1048136 under the Vega Participation Agreement, is noted, recorded and properly credited. If requested by Cascade, 1048136 agrees to record this trust in writing pursuant to a trust agreement (in a form similar to the form attached to the Acadia Farmout and Option Agreement as Schedule “E”, amended as applicable to reflect the interests of Cascade in the Option Lands, as they exist from time to time) until such time as the interests of Cascade in the Option Lands, may be formally recorded.

5. Participating Interest

Cascade shall drill a minimum of one (1) and up to three (3) gas wells (collectively the “Earning Wells”) on the Option Lands (one well per section) as follows:

i)	Cascade shall spud the initial Earning Well on the section of its choice not later than 60-days after the full execution of this Agreement (as noted on the execution page hereof); and

ii)
if it so elects Cascade shall drill up to two (2) additional Earning Wells on the Option Lands (one per remaining section of Option Lands), in accordance with the timing of elections and drilling commencement set forth in paragraph 6 of the Acadia Farmout and Option Agreement, in order to earn 49% of the interests that 1048136 may earn in each section where Cascade has drilled an Earning Well.

6. Grants and Credits

Any credits or grants allowed under any acts, rules, regulations or other laws of the Province of Alberta and/or Canada shall be shared by the parties hereto, as to 49% of such credits or grants to Cascade, and 51% to 1048136.

7. Assignment by Cascade

Cascade shall not assign its rights under this Agreement in whole or in part without first obtaining the written consent of 1048136. Notwithstanding any assignment by the Cascade, 1048136 will remain entitled to look to Cascade for performance of any duties and obligations required to be carried out by it under this Agreement, unless otherwise agreed to in writing by 1048136.

8. Other Encumbrances

If the interest of either party in the Option Lands shall hereafter become encumbered by any royalty, production payment or other charge of a similar nature, other than the royalties as set forth under the Acadia Farmout and Option Agreement or Vega Participation Agreement, such royalty, production payment or other charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

9. Warranty of Title

1048136 makes no representation or warranties as to the status of title to the Farmout Lands and Option Lands and such title must be independently verified by Cascade.

During the term of this Agreement, no party shall do or cause to be done any act nor make or cause to be made any omission whereby the Option Lands become encumbered in such a way as to adversely affect the interests of the other parties, or become subject to termination or forfeiture.

10. No Partnership

The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, it being the parties' express purpose and intention that nothing herein shall be construed as creating a partnership of any kind or imposing upon any party hereto any partnership duty, obligation or liability to the other party other than as specifically set forth herein.

11. Notice Periods

The parties will endeavor on a bona-fide basis to meet at least ten (10) days prior to the date when either any election must be made or any notice must be made pursuant to the underlying agreements, for the purposes of discussing such election or notice in order to enable 1048136, as required, on behalf of the parties, to comply with the provisions of the Vega Participation Agreement and Vega to comply with the provisions of the Acadia Farmout and Option Agreement, as the case may be.

12. Further Assurance

Each of the parties shall at all times do all such further acts and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

13. Notice

Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

a)	personally, by delivering the notice to the party on which it is to be served at that Party's address for service; or

b)
by telecopy or telex (or by any other like method by which a written message may be sent) directed to the party on which it is to be served at that party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in British Columbia or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours; or

c)	by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the party on which it is to be served at that party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth day (excluding Saturdays, Sundays and statutory holidays in British Columbia) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.

14. Address for Service

The address for service of notices hereunder of each of the parties shall be as follows:

1048136:	c/o Harder & Company
Suite 1800, 999 West Hastings Street
Vancouver, B.C. V6C 2W2
Facsimile: (604) 682-4467

Cascade:	3405 Folsom Blvd.
Suite 820
Folsom, CA 95630
Sam Johal, President
Facsimile: (916) 608-8747

A party may change its address for service by notice to the other party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

15. Insurance

Cascade shall carry insurance with a reputable insurance company in the manner and in the amounts set out in the Operating Procedure.

16. Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

17. Proper Law

This Agreement and the relationship between the parties shall be construed and determined according to the laws of the Province of British Columbia, and the courts having original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the courts of the Province of British Columbia.

18. Supercession

This Agreement supercedes and replaces all other agreements, documents, writings and verbal understandings between the parties with respect to the subject matter of this Agreement.

19. Counterparts

This Agreement may be executed in counterparts and by facsimile.

IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed as of the day and year first noted below.

1048136 ALBERTA LTD.	CASCADE ENERGY. INC.

per: Scott Marshall	per: Sam Johal

per: _______________	per: _______________

June 1, 2005	June 1, 2005